AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

JANUARY 23, 2008

Reference is made to the AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of December 4, 2007, by and among Pure Biofuels Corp., a Nevada corporation (“Parent”), Pure Biofuels del Peru S.A.C, a Peruvian corporation and a 99.9% owned subsidiary of Parent (“Acquirer”), Interpacific Oil S.A.C., a Peruvian corporation (“Target” (which term shall include any subsidiaries of Target as applicable)), Luis Goyzueta Angobaldo, Peruvian citizen, identified with DNI No. 10609920; Alberto Pinto Rocha, Peruvian citizen, identified with DNI No. 08249574; and Patrick Orlando Panizo, Peruvian citizen, identified with Peruvian Passport No. 0552726 (collectively, the “Target Stockholders”).

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into the Agreement where the parties set forth certain terms and conditions of the merger of Target with and into Acquirer, and the parties intend that this Amendment No. 1 to the Agreement (this “Amendment”) shall amend the relevant provisions of the Agreement;

WHEREAS, capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Agreement; and

WHEREAS, except as set forth in this Amendment, the terms of the Agreement shall remain in full force and effect.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, as herein contained, it is mutually agreed among them:

1. Timing of Payment of Initial Merger Consideration. Schedule 2.7(a) - Merger Consideration of the Agreement provides that “None of the Merger Consideration shall be payable as of the date of the Closing, but the Parent shall be required to pay the $700,000 cash consideration and 2,166,667 shares of the stock consideration 90 days after the Closing.” The parties hereby agree that, notwithstanding the foregoing sentence, the Parent shall be required to pay the $700,000 cash consideration and 2,166,667 shares of the stock consideration within three business days of the execution of this Amendment and approval of this Amendment by the Parent’s board of directors. All other terms and conditions of Schedule 2.7(a) - Merger Consideration of the Agreement shall remain the same as set forth in the Agreement.

2. Miscellaneous. The parties hereto agree that all of the provisions of Article 10 - General Provisions of the Agreement are hereby incorporated by reference into this Amendment and shall fully apply to this Amendment as if such provisions were set forth in this Amendment.

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IN WITNESS WHEREOF, Acquirer, Parent, Target and Target Stockholders have caused this Amendment No. 1 to Agreement and Plan of Merger to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

PURE BIOFUELS CORP.

By:	/s/ Steven Magami
Steven Magami President

PURE BIOFUELS DEL PERU S.A.C.

By:	/s/ Luis Goyzueta
Luis Goyzueta Managing Director

INTERPACIFIC OIL S.A.C.

By:	/s/ Luis goyzueta
Luis Goyzueta Managing Director

INTERPACIFIC OIL S.A.C.

By:	/s/ Alberto Pinto
Alberto Pinto Managing Director

TARGET STOCKHOLDERS /s/ Luis Goyzueta
LUIS GOYZUETA, shareholder of Interpacific Oil S.A.C.

/s/ Alberto Pinto
ALBERTO PINTO, shareholder of Interpacific Oil S.A.C.

/s/ Patrick Orlando
PATRICK ORLANDO, shareholder of Interpacific Oil S.A.C.

[Signature Page - Amendment No. 1 to Agreement and Plan of Merger among Pure Biofuels Corp., Pure Biofuels del Peru S.A.C., Interpacific Oil S.A.C. and the Interpacific Stockholders]